EXHIBIT 99.1

Contact: David Lebedeff @Road Vice President, Investor Relations Phone: 510-870-1317 Email: dlebedeff@road-inc.com

@Road to Acquire MDSI Mobile Data Solutions

Acquisition Extends @Road Leadership as one of the Most Comprehensive Providers
of Mobile Resource Management Services

FREMONT, Calif. and VANCOUVER, British Columbia – April 13, 2004 – @Road® (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, and MDSI (Nasdaq: MDSI, TSX: MMD), a leading provider of mobile workforce management software solutions, today announced that they have signed a definitive agreement providing for the acquisition of MDSI by @Road.

“Our customers and prospects, especially our large customers and prospects, have been asking for an integrated mobile resource management solution that allows them to manage both mobile workers and their work,” stated Krish Panu, @Road president and CEO. “We believe that the complementary integration of the two companies’ products and services will comprehensively address the entire workflow,” continued Mr. Panu.

The planned acquisition of MDSI positions @Road to use software sales and installations to drive new services and subscriptions to a worldwide market. @Road intends to cross-sell the companies’ solutions as well as further develop the combined technologies to provide customers seamlessly integrated services. In addition, the acquisition of MDSI allows @Road to further penetrate key vertical markets, including utilities, telco and cable and broadband markets.

“We believe that this acquisition will help solidify the position of @Road as a worldwide leader in mobile resource management,” concluded Mr. Panu.

Combined trailing 12-month revenues for the two companies total $110 million. Together, the combined companies expect to have close to $100 million in cash balances, 650 employees, more than 125,000 subscribers and more than 80,000 licensed users worldwide.

With a market presence in the United States, Canada, Europe, South Africa and Australia, MDSI’s mobile workforce management software solutions target mid- and large-sized organizations in the utilities, telecommunications and cable industries.

Under the terms of the agreement, MDSI shareholders will be entitled to receive, at the election of the holder, 0.75 shares of @Road common stock or $9.00 in cash for each MDSI share owned. MDSI shareholders who are also Canadian residents will be given the opportunity to elect to receive 0.75 equivalent exchangeable shares in a new @Road Canadian subsidiary for each MDSI share owned. The maximum amount of cash to be issued by @Road in the proposed transaction is capped at $19.5 million. Based on the closing prices of @Road and MDSI common stock on April 12, 2004 and assuming that all MDSI shareholders elect to receive only @Road shares, the transaction is valued at approximately $86 million. If all MDSI shareholders elect to receive @Road common stock, MDSI shareholders will own approximately 10% of outstanding @Road common stock after the completion of the transaction. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of MDSI shareholders and regulatory approvals. This transaction is also subject to approval of the British Columbia Supreme Court. Shareholders representing approximately 5% of MDSI’s outstanding shares have agreed to vote in favor of the transaction. The transaction is expected to close in the third quarter 2004.

“MDSI and @Road share a similar objective – to deliver market-leading products and services to our customers that improve the quality of service and productivity of their mobile workers. We believe that this shared vision will significantly benefit both existing and new customers,” said Erik Dysthe, MDSI’s president, CEO and chairman. “By joining @Road we believe that we will be able to accelerate our product development plans, offer our products to large companies in our core markets that are already @Road customers, and expand into several additional markets where @Road has established itself. We believe that the transaction also offers good value for our shareholders.”

Based on preliminary analyses, when taking into account the effect of purchase accounting, @Road expects the transaction will be dilutive to earnings per share on a GAAP basis in calendar 2004, neutral in 2005 and accretive thereafter. @Road management will provide further information on the expected impact of purchase accounting on the combined company’s financial statements following completion of the transaction.

Upon completion of the acquisition, MDSI will become a wholly-owned subsidiary of @Road, and will remain located in its current headquarters in Richmond, British Columbia. @Road intends to operate MDSI as a division of the company.

All references to dollars and “$” in this press release are to United States dollars.

Piper Jaffray & Co. served as financial advisor to @Road on the transaction. Bear, Stearns & Co. served as financial advisor to MDSI and provided a fairness opinion in respect of the transaction. RBC Dominion Securities Inc. also provided a fairness opinion in respect of the transaction.

Conference Call and Webcast

@Road and MDSI will host a conference call today at 5:30 a.m. Pacific time to discuss the proposed acquisition. To join the call, please call 877-888-4034 or 719-867-0608 approximately 10 minutes before the start of the call. The pass code for the conference call is 825445.

A replay of the conference call will be available through April 27, 2004. The recording will be available approximately two hours after the completion of the conference call. The replay call-in number is 888-203-1112 or 719-457-0820. The pass code for the conference call replay is 825445. The conference call will be Webcast live for all investors, and a Webcast replay will be available through April 27, 2004.

To listen to the Webcast, please go to the Investor Relations page of the @Road Web site at www.road.com and click on the Live Webcast icon, or go to:

http://www.firstcallevents.com/service/ajwz404034639gf12.html

@Road encourages you to review the Web site in advance of the Webcast to ensure that your computer is configured properly.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 125,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

About MDSI

MDSI is one of the largest, most successful and experienced providers of mobile workforce management software in the world. MDSI’s software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

MDSI plans to distribute a circular to its shareholders containing information about the combination. Investors and security holders are urged to read the circular carefully when it is available. The circular will contain important information about @Road, MDSI, the combination, the persons soliciting proxies relating to the combination, their interests in the combination, and related matters. The circular will be available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

@Road files annual, quarterly and special reports, proxy statements and other information with the SEC. MDSI files annual and quarterly financial statements, annual reports, annual information forms, management proxy circulars and other documents and information with the Canadian Securities Administrators in Canada and annual and special reports with the SEC. You may read and copy any reports, statements or other information filed with the SEC by @Road or MDSI at the SEC Public Reference Rooms at 450 Fifth Street NW, Washington, DC 20549 or at any of the SEC’s other public reference rooms in New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. @Road filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov. MDSI’s filings with the Canadian Securities Administrators are available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

This press release contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition by @Road of MDSI, the expected financial performance of @Road, as well as strategic and operational plans of @Road. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, but are not limited to, the possibility that the transaction will not close, that the closing may be delayed, the reaction of @Road and MDSI customers to the transaction, the ability of @Road to integrate MDSI’s operations and employees, the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004, Report on Form 10-Q dated November 14, 2003 and in its other filings with the Securities and Exchange Commission. @Road cautions the reader that the time and/or manner of the live teleconference, Webcast and replay may change for administrative or other reasons outside the company’s control. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo is a trademark of At Road, Inc.